Exhibit 21.1

Present Subsidiaries

Entity Name:	State or Jurisdiction Of Incorporation	Percentage of Voting Securities Owned
Teradyne (Asia) Pte., Ltd.	Singapore	100	%*
Teradyne Canada Limited	Canada	100%
Teradyne de Costa Rica S.R.L.	Costa Rica	100%
Teradyne GmbH	Germany	100	%*
Teradyne Holdings Denmark ApS	Denmark	100	%*
Teradyne International Holdings B.V.	The Netherlands	100%
Teradyne International UK Holdings Ltd.	United Kingdom	100	%*
Teradyne Israel Limited	Israel	100%
Teradyne Italia SrL	Italy	100	%*
Teradyne K.K.	Japan	100%
Teradyne Korea Ltd.	Korea	100	%*
Teradyne Limited	United Kingdom	100	%*
Teradyne Malaysia Sdn. Bhd.	Malaysia	100	%*
Teradyne Philippines Limited	Delaware	100%
Teradyne Robotics Holdings Denmark ApS	Denmark	100	%*
Teradyne SAS	France	100%
Teradyne (Shanghai) Co., Ltd	Peoples Republic of China	100	%*
Teradyne Taiwan LLC	Delaware	100	%*
Teradyne Thailand Limited	Delaware	100%
Device Interface Solutions Technology (Shanghai) Co., Ltd	Peoples Republic of China	100	%*
DIS Tech America, LLC	Delaware	100%
DIS Tech Italia S.r.l.	Italy	100%
DIS Tech Japan, G.K.	Japan	100	%*
DIS Tech Philippines, LLC	Delaware	100%
DIS Tech Singapore Pte. Ltd.	Singapore	100	%*
DIS Tech Taiwan LLC	Delaware	100%
GenRad, LLC	Delaware	100%
Herco Technology Corp.	California	100%
P.L.S.T., Inc. (f/k/a Perception Laminates, Inc.)	California	100%
Eagle Test Systems, Inc.	Delaware	100%
Nextest Systems Corporation	Delaware	100%
Lemsys SA	Switzerland	100	%*
LitePoint Corporation	Delaware	100%
LitePoint Europe A/S	Denmark	100	%*
LitePoint Technology Limited	Hong Kong	100	%*
LitePoint Technology (Shanghai) Company Ltd.	Peoples Republic of China	100	%*
LitePoint Vietnam Limited	Socialist Republic of Vietnam	100	%*
Mobile Industrial Robots A/S	Denmark	100	%*
Mobile Industrial Robots, Inc.	Delaware	100	%*
MiR Global, Inc.	Delaware	100%
MiR Robots (Shanghai) Co. Ltd.	Peoples Republic of China	100	%*
Universal Robots A/S	Denmark	100	%*
Universal Robots (India) Pte. Ltd.	India	100	%*
Universal Robots (Shanghai) Co. Ltd.	Peoples Republic of China	100	%*
Universal Robots (USA), Inc.	Delaware	100	%*
Teradyne Robots (Germany) GmbH	Germany	100	%*
Teradyne Robots (Spain) S.L.	Spain	100	%*
Universal Robots Mexico S.A. de C.V.	Mexico	100	%*
Universal Robots (UK) Ltd.	United Kingdom	100	%*
UR Technology (Shanghai) Co. Ltd.	People Republic of China	100	%*

*	Indirect subsidiaries whose voting securities are 100% controlled by Teradyne, Inc.